Manitex International, Inc. Conference Call Third Quarter 2010 November 10th, 2010 Exhibit 99.2

Forward Looking Statements
& Non GAAP Measures
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,”
“estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-
looking statements. These factors and additional information are discussed in the Company's filings with the Securities and
Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-
looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation. Manitex believes that this information is useful to understanding its operating results without the impact of special items. See Manitex’s third quarter 2010 earnings release on the Investor Relations section of our website www.manitexinternational.com for a description and/or reconciliation of these measures.

Overview-Third Quarter 2010
•
Delivering consistent profitability and generating cash
– Revenues up 65% to $24.9 million
– Net income of $0.7 million, EPS of $0.06 and EBITDA of $2.3 million
– Gross margin remains strong at 23.6%
•
US markets remain weak, but exploiting niche opportunities.
Non – US revenues grow to 35% of total revenues
– Year to date backlog increase of 49%
•
Continuing focus on cost control, working capital and liquidity
– Repaid $1.2 million of debt in Q3-2010
•
Q4-2010 outlook
– Expect Q4-2010 revenues and profits similar to Q3-2010
– Expect further contribution from CVS

Key Figures - Quarterly
USD thousands Q3-2010 Q3-2009 Q2-2010
Net sales $24,859 $15,063 $19,502
% change in Q3-2010 to prior period
65% 27%
Gross profit 5,855 2,208 4,607
Gross margin %
23.6% 14.7% 23.6%
Operating expenses 4,365 2,946* 3,658
Net Income 657 (147) 213
Ebitda 2,271 (80)* 1,732
Ebitda % of Sales
9.1% (0.01)% 8.9%
Working capital 29,621 23,654 29,276
Current ratio 2.7 2.8 2.9
Backlog 32,847 22,872 24,926
% change in Q3-2010 to prior period
43.6% 31.8%
*Excluding gain on bargain purchase

Q3-2010 Operating Performance
$000 $000
Q3-2009 Net loss
Q3-2009 bargain purchase gain
(147)
(900)
(1,047)
Gross profit impact of increased sales
(Q3-2010 sales less Q3-2009 sales at Q3-2009 gross profit % )
1,437
Benefit from improved margin (Q3-2010 gross profit % -
Q3-2009 gross profit % multiplied by  Q3-2010 sales)
2,210
Increase in gross profit 3,647
Increase in operating expenses (mainly
acquisitions, selling and R&D)
(1,419)
Interest & Other income / (expense) 11
Tax (535)
Q3-2010 Net income $        657

Working Capital
$000 Q3 2010 Q4 2009
Working Capital $29,621 $25,578
Days sales outstanding 62 67
Days payable outstanding 53 73
Inventory turns 2.7 1.7
Current ratio 2.7 2.8
•Increase in working capital Q3-2010 v Q4-2009 principally from increased accounts receivable ($6.0m) and inventory ($1.2m) and offset by increased accounts payable, accruals & other liabilities ($3.4)
•Inventory increase from new businesses of CVS and NAEE
•Continued strength of current ratio

Debt and Liquidity
$000 Q3-2010 Q4-2009
Total Cash 217 287
Total Debt 33,745 33,511
Total Equity 42,025 40,428
Net capitalization 75,553 73,652
Net debt / capitalization 44.4% 45.1%
Quarterly EBITDA 2,271 426
Quarterly EBITDA % of sales 9.1% 2.9%
•Ebitda
for Q3-2010 at 9.1% of sales is best performance by the Company
•Debt reduction in Q3-2010 of $1.2m:
•Revolver facility, based on available collateral at September 30, 2010 was $22.3m
•Revolver availability at September 30, 2010 $3.2m
•Net capitalization is the sum of debt plus equity minus cash.
•Net debt is total debt less cash

Commercial Update
•
US markets remain at very low levels
–
General construction activity still limited resulting in low demand from rental fleets and general contractors. Rental fleet utilizations and rates remain depressed, fleets aging
–
Stronger niche market sectors of energy, utilities, military / governmental and railway but these are also volatile and sensitive to underlying trends eg commodities
•
Non-US markets showing stronger economic activity
–
We have targeted Canada, Middle East & parts of Europe
–
Non-US sales account for 35% of Q3-2010 revenues, up almost 33% from Q3-2009
–
First contributions from CVS Ferrari, as operations commenced in Q3
•
Niche markets strategy effective, confirming strategic positioning
–
Generally requiring more specialized equipment (higher tonnage / higher margin)
–
Global container handling market will provide additional growth and diversity
•
Continued success of newly introduced products
–
Manitex 50 ton platform additional configurations proving commercially attractive
–
1
st
trailer mounted crane for oilfield services shipped in Q3
–
Additional product launches planned for Q4 2010
•
Backlog increase of 32% and 49% compared to Q2-2010 and 12/31/2009
–
Crane products increase of 14% in the quarter

Summary
• Continuing to exploit improving demand picture in niche markets and growing presence in targeted non – US markets
–
Overall markets showing stability, optimistic about future demand increases
–
Company positioned well to benefit from any future macroeconomic upturn in the US
• Profitable and generating cash
–
Gross margin performance being maintained
–
Cost structure has been streamlined providing operational leverage
• Balance sheet and liquidity remain high focus
–
Debt repayment in Q3 of $1.2 million
–
Target of further debt reductions, balanced with continuing to fund growth
• Q4-2010
–
Expect Q4-2010 revenues and profits similar to Q3-2010
–
Expect further contribution from CVS